CECO Environmental

January 4, 2007

Effox, Inc.

c/o Robert H. Shortle and Christopher M. Caniff

Managing Directors

Periculum Capital Company, LLC

111 Monument Circle, Suite 1022

Indianapolis, IN 46201-5176

Fax: (317) 636-1801

Re: Effox, Inc.

Dear Messrs. Shortle and Caniff:

This letter is a letter of intent of CECO Environmental Corp. ("CECO" or the "Purchaser") with respect to acquiring the damper and expansion joint design, manufacture and installation business and operations (collectively, the "Business") of Effox, Inc. ("Effox" or the "Company"), upon the general terms and conditions set forth in this letter. We understand that you are the exclusive authorized agent for the Company in connection with its potential sale and will forward this letter to the Company for its consideration and acknowledgment.

1. Proposed Acquisition. CECO is interested in acquiring the Business (the "Acquisition") for: (a) a fixed purchase price of $7.5 million to be paid in cash upon closing; (b) plus the amount, if any, by which the Net Operating Asset Value, as defined below, exceeds $3,000,000 at the closing of the Acquisition (the "Closing") or, minus the amount, if any, by which $3,000,000 exceeds the Net Operating Asset Value at the Closing, as the case may be (the "Net Operating Asset Adjustment"); and (c) plus an earnout (the "Earnout"), to the extent earned during the three year period following closing, as provided below. The Net Operating Asset Adjustment shall be payable within 45 days following the Closing, subject to audit and dispute resolution procedures to be agreed upon in the Acquisition Agreement, as defined in Section 2 below. The Earnout shall be: (i) an amount (not to exceed $1,000,000 in the aggregate) equal to the cumulative amount by which annual fiscal year gross profit of the Business, as defined below, exceeds $7.0 million per year with the first such period commencing at the beginning of the month next succeeding the Closing; and (ii) payable on or before the end of the third calendar month following the applicable 12-month period of measurement (subject to audit and dispute resolution procedures to be agreed upon in the Acquisition Agreement) (with any partial year being subject to proration); provided, however, that in no event shall any portion of the previously paid Earnout be subject to return in the event that subsequent annual fiscal year gross profit falls below $7.0 million. For purposes hereof: (A) the term "Net Operating Asset Value" means Tangible Asset Value, as defined below, less Operating Liabilities, as defined below, calculated as reflected on Exhibit A attached hereto; (B) "Gross Profit" means the aggregate gross profits of the Business, calculated in the same manner as is reflected as "Gross Profit" in the Company's regularly prepared, audited income statements; (C) "Tangible Asset Value" means (x) all of the Company's current assets, excluding cash, as reflected on Exhibit A hereto; and (y) all of the Company's fixed assets, as reflected on Exhibit A hereto; and (D) "Operating Liabilities" means the Company's operating liabilities as reflected on Exhibit A hereto, operating leases and capital leases. The exact form of the Acquisition will be determined as part of the negotiations between the parties in entering into the Acquisition Agreement. If the form of the Acquisition is an asset purchase transaction, Purchaser will expressly assume the Operating Liabilities which are outstanding as of the Closing. If the form of the transaction is a stock purchase or merger transaction, then the Operating Liabilities will remain outstanding as of the Closing and shall not be satisfied out of or otherwise reduce the cash proceeds of the transaction (except to the extent they would result in a negative Net Operating Asset Adjustment).

2. Acquisition Agreement. The parties will negotiate the terms of a definitive agreement or agreements to effectuate the Acquisition (the "Acquisition Agreement"). The Acquisition Agreement will be in a form customary for transactions of this type, will be mutually acceptable to the parties, and will include, in addition to the terms set forth in this letter, representations and warranties, covenants, conditions to closing and other matters customary in agreements of this type. The parties intend to execute such Acquisition Agreement and close the purchase transaction as soon as practicable and will make their best effort to close by January 31, 2007.

3. Purchaser Investigation. Following the execution of this letter and until the expiration of the Exclusivity Period (as defined below) or such later date as the parties may agree in writing, the Purchaser shall perform a due diligence review of the legal, business and financial condition of the Company. The Company and its principals (the "Principals") will extend their full cooperation to Purchaser and the Purchaser's lawyers, independent accountants, financial advisors and representatives in connection with such investigation. The Purchaser and its lawyers, independent accountants, financial advisors and representatives shall have full access to the books and records, contracts, documents, properties, facilities, independent accountants, representatives, advisors and key employees of the Company for the purpose of conducting such investigation. Any due diligence shall (a) be arranged and coordinated with, and shall be subject to the direction and control of, Periculum Capital Company, (b) take into account the need for confidentiality among specified employees of the Company, and (c) be undertaken so as to not unreasonably interfere with the operation of the Business.

4. Public Announcements. A party will not (and will direct its representatives not to) disclose to any person either the fact that a due diligence investigation, discussions or negotiations are taking place concerning a possible transaction between the Company and the Purchaser or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof, unless that party advises and consults with the other party and the other party's counsel prior to such disclosure.

5. Exclusivity. In consideration of the Purchaser incurring the expenses of professional advisors and attorneys and the commitment of personnel and resources for the purpose of a potential acquisition of the Company, the Company agrees not to, and agrees to use its reasonable best efforts to cause its representatives or stockholders not to, negotiate with, consider, entertain or solicit inquiries with respect to, or execute any agreements of any nature whatsoever with, any party other than the Purchaser with respect to any merger, sale of substantial assets or similar transactions involving the Company or any of its subsidiaries or sale of any capital stock or other securities of the Company or any of its subsidiaries or any rights to acquire any such capital stock or other securities prior to the Closing or termination as described below (the "Exclusivity Period"). For the avoidance of doubt, the foregoing shall not prohibit the Company from negotiating or effecting any refinancing transaction; provided however that any such refinancing transaction does not materially adversely affect purchaser's ability to complete the Acquisition. Notwithstanding the foregoing, the Exclusivity Period shall automatically terminate upon written notice by one party for any reason after February 28, 2007, or in the interim if the other party either (a) proposes any change to the material terms of the Acquisition as described herein which proposed change would be adverse to the party which did not propose such change or (b) ceases to actively negotiate the Acquisition in good faith on the terms set forth herein.

6. Binding Effect; Termination. Except for Sections 3 through 10, which are intended to be binding, nothing in this letter constitutes a binding legal obligation on any party but is merely an expression of intent with respect to a possible transaction as described herein, and no other binding agreement of any kind will be deemed to exist between the parties unless and until an Acquisition Agreement is executed. This letter of intent will terminate at the expiration of the Exclusivity Period, except that Section 4 will remain in effect for twelve months following the acknowledgment of this letter by the Company.

7. Expenses. Each party shall bear its own expenses and costs of the transaction contemplated hereby, including, but not limited to, the fees of attorneys and financial advisors. The Purchaser shall not be responsible for the fees and expenses of Periculum Capital Company.

8. Governing Law. This letter shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to any conflicts of law principles thereof.

9. Counterparts. This letter may be executed in counterparts, and by facsimile each of which shall be an original and all of which together shall constitute one and the same agreement.

10. Entire Understanding. This letter constitutes the entire understanding of the parties hereto with respect to the matter set forth herein and supersedes any and all prior letters or understandings among the parties with respect to the subject matter contained herein, provided that the Confidentiality Agreement, dated July 18, 2006, between the parties shall remain in full force and effect in accordance with its terms.

Please indicate your acceptance of and agreement to the above terms by signing this letter where indicated below and promptly returning the same to the Purchaser by 5:00 p.m., Cincinnati, Ohio time, on January 4, 2007.

Very truly yours,

/s/ Dennis W. Blazer

Dennis W. Blazer

VP Finance/Admin. & CFO

CECO Environmental Corp.

ACCEPTED this /4th/ day of

January 2007

Effox, Inc.

By:/s/David K. Robinson

Name: /s/David K. Robinson

Title: /s/ CEO

Exhibit A

Net Operating Asset Calculation

Tangible Assets

1100.00.00 Accounts Receivable-Trade-US

1105.00.00 Accounts Receivable-Retainage

1110.00.00 Accounts Receivable-Trade-International

1120.00.00 Accounts Receivable-Other

1190.00.00 Allowance for Bad Debts

1200.00.00 Inventory

1250.00.00 Work in Progress

1290.00.00 Inventory Reserve

1295.00.00 Cycle Count Adjustments

1350.00.00 Prepaid Expenses

1355.00.00 Prepaid Insurance

1500.00.00 Machinery & Equipment

1520.00.00 Automobiles

1600.00.00 Furniture and Fixtures

1610.00.00 Computer Equipment and Software

1615.00.00 Leased Computer Equipment and Software

1620.00.00 Leasehold Improvements

1690.00.00 Depreciation

Tangible Asset Value

Operating Liabilities

2000.00.00 Trade Accounts Payable

2050.00.00 Accrued Accounts Payable

2075.00.00 Vouchers Payable

2200.00.00 Accrued Medical Expenses

2210.00.00 Accrued Personal Property Taxes

2220.00.00 Accrued Real Estate Taxes

2290.00.00 Accrued Other

2300.00.00 Accrued Accounting Fees

2320.00.00 Accrued Trade Shows

2330.00.00 Accrued Advertising

2340.00.00 Accrued Sales Tax

2400.00.00 Accrued Freight Out

2500.00.00 Accrued Payroll

2510.00.00 Accrued Garnishments

2520.00.00 Accrued 401K

2530.00.00 Accrued Dental

2540.00.00 Accrued FSA

2550.00.00 Accrued Employment Tax

2560.00.00 Accrued FICA/Withholding Taxes

2570.00.00 Accrued State Withholding Taxes

2580.00.00 Accrued Workers Compensation

2600.00.00 Accrued Warranty Expense

2830.00.00 Advanced Payments

2121.00.00 Current Portion of Leases

2870.00.00 Long Term Obligations Payable

Operating Liability Value

Net Operating Assets